UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Principal Officers

On October 26, 2015, Mr. Stanley Weiner submitted his resignation as Chief Executive Officer, President and Chairman of the Board of Directors of STW Resources Holding Corp. (the “Company”), as well as resignation as Chief Executive Officer, President and/or any executive positions of any of the subsidiaries of the Company, including STW Water Process & Technologies, LLC (and any of its project oriented special purpose entity limited liability companies) and STW Pipeline Maintenance & Construction, LLC. Mr. Weiner’s resignations from various positions with the Company and its subsidiaries were effective immediately. Mr. Weiner’s resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices. As of the date of this report, Mr. Weiner’s only position with the Company is a member on the Board of Directors of the Company.

On the same day, the Company accepted Mr. Weiner’s resignations and simultaneously appointed Mr. Alan Murphy as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.

Mr. Murphy is 58 years of age and does not maintain a familial relationship with any of the Company's other officers or directors. Mr. Murphy is currently the President of STW Water Process & Technologies, LLC, one of the Company’s subsidiaries. As a water industry expert, he brings the Company 20+ years of extensive industry experience with various municipal, industrial and commercial water & wastewater treatment facilities in consulting, design, engineering, procurement, operations, management and complete project oversight & construction throughout State of Texas.  He has vast knowledge on most up to date innovative technologies which include membrane filtration systems, thermal technologies, freshwater recovery & reuse, brine discharge treatment systems and others. Mr. Murphy has been involved in the “hands-on” design, build and/or maintenance of over 300 water reclamation and municipal facilities in Texas and over 700 systems worldwide. He has been intimately involved with the Texas Commission on Environmental Quality (TCEQ) in co-developing pilot policies and procedures. Mr. Murphy is a TCEQ Certified Level 3 Water Treatment Specialist. Mr. Murphy also has established relationships with top tier engineering firms. Mr. Murphy's unique talent of “out-of-box thinking” complements his ambitions, intelligence, and accomplishments.  Mr. Murphy is well versed and involved in several projects currently designed for environmentally conscious technologies to process, treat, reclaim, recover and re-use water. Mr. Murphy has made significant contributions in co-developing cost effective and robust water treatment systems to produce freshwater from highly impaired saline water sources & recycling wastewater—including produced waters, effluents from wastewater water treatment plants & industrial wastewater.  Mr. Murphy graduated from San Angelo Central High School in 1975.

Currently the Company is negotiating with Mr. Murphy regarding the terms of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2015	STW Resources Holding Corp.

	By:	/s/ Alan Murphy
Alan Murphy, CEO